Exhibit 99.3
Certain Operational and Strategic Updates
Resumption of Production
As of June 18, 2026, 52 of the 77 completed wells at Platforms Harmony and Heritage are online, producing an average of approximately 43,000 gross barrels of oil per day. The number of online wells is currently limited by the number of compressors online due to lower-than-expected gas production from the wells given the higher oil ratios since restart. The Company expects to bring additional wells at Platform Harmony and Heritage online as gas production increases. The Company also expects Platform Hondo to commence production in the third quarter of 2026.
The Company has also brought online two perforation additions, plans to bring online up to 41 more perforation additions by the end of 2029 (with an expected 15 more perforation addition opportunities remaining thereafter), and also intends to install up to eight electric submersible pumps beginning in 2028. The Company estimates that the total capital required for the perforation additions and submersible pumps, if all are executed, is approximately $40.8 million.
Offshore Buoy Alternative
Sable is evaluating the installation of an oil sales buoy (the “Buoy”) to provide access to additional markets for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area the (“Buoy Strategy”).
Sable has not started any preparations or installations of the Buoy. Sable estimates that the total capital required to install the Buoy is approximately $125.0 million. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.”
Offshore Storage and Treating Vessel Alternative
On September 29, 2025, Sable announced that it is evaluating an offshore storage and treating vessel (“OS&T”) strategy to provide access to domestic and global markets via shuttle tankers for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area (the “OS&T Strategy”). Continued delays related to the Santa Ynez Pipeline System prompted Sable to evaluate the OS&T Strategy and on October 9, 2025, Sable submitted a Development and Production Plan update for the SYU to the Bureau of Ocean Energy Management (“BOEM”). Prior to implementation of the OS&T Strategy, regulatory authorizations would be required, including clearance from BOEM. Following the resumption of oil transportation through Pipeline Segments 324 and 325 of the SYPS, the OS&T Strategy is no longer the Company’s primary development pathway. Under the DPA Order (as defined below), the Company has been directed to immediately prioritize and allocate pipeline transportation services for oil transportation from the SYU through the SYPS. Nonetheless, the Company continues to evaluate the OS&T Strategy as a longer-term option to diversify sales channels, expand access to domestic and international purchasers, and provide additional flexibility in navigating potential regulatory developments.
Preparations for the OS&T Strategy would include the acquisition of a suitable OS&T vessel, certain refitting and upgrades to the vessel and the SYU equipment, transportation of the vessel to SYU, and related installation. Sable estimates that the total capital required to execute the OS&T Strategy is approximately $475.0 million. The Company has already incurred a small portion of such capital expenditures, with the vast majority of such capital expenditures remaining, provided the Company implements the OS&T Strategy and receives regulatory clearances. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.”
At-the Market Offering Program
During the first quarter of 2026, the Company entered into an at-the-market equity offering program (the “ATM Program”) to support its capital requirements and enhance liquidity, pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock having an aggregate gross sales price of up to $250.0 million.

Exhibit 99.3
Under the ATM Program, subsequent to March 31, 2026, the Company has issued 1,640,844 shares of its common stock for aggregate net proceeds of approximately $22.2 million.
Resuming Transportation through Pipeline Segments 324 and 325
On March 14, 2026, we resumed transportation of oil through Pipeline Segments 324 and 325 of the Santa Ynez Pipeline System, pursuant to the DPA Order (as defined below).
Defense Production Act Order
On March 13, 2026, the President of the United States, Donald J. Trump, signed an Executive Order to, among other things, delegate certain authorities under the Defense Production Act (“DPA”) to the United States Secretary of Energy.
Subsequently on March 13, 2026, the United States Secretary of Energy, Chris Wright, issued an order (the “DPA Order”) pursuant to that delegated authority in order to address the energy scarcity and supply disruption risks that have left the region and U.S. military forces dependent on foreign oil. The DPA Order states that “[a]n affordable and reliable domestic supply of energy is a fundamental requirement for the national and economic security of any nation.” It observes that the nation’s energy “problems are most pronounced in our Nation’s West Coast, ‘where dangerous State and local policies jeopardize our Nation’s core national defense and security needs, and devastate the prosperity of not only local residents but the entire United States population.’” The SYPS is a “critical energy resource on the West Coast” but “cannot be used to address the shortages identified in EO 14156 and the resulting vulnerabilities, including adversarial dependence” because “California agencies have deployed an array of state measures [ ] to block pipeline operations.” Accordingly, the DPA Order directs Sable “to immediately prioritize and allocate pipeline transportation services for hydrocarbons from the SYU through the SYPS” and “immediately commence performance under contracts or orders for services…for hydrocarbon transportation capacity in the SYPS[.]” The DPA Order requires Sable to “comply with this order immediately and maintain such compliance until such time as the conditions necessitating the issuance of this order abate or until Sable is directed otherwise.”
On March 30, 2026, the State of California filed a Complaint for Declaratory and Injunctive Relief alleging that the DPA Order violates provisions of the Administrative Procedure Act and the U.S. Constitution. The matter is captioned State of California v. Chris Wright, et al., Case No. 2:26-cv-03396, in U.S. District Court, Central District of California. The Court held a hearing on the State’s Motion for Preliminary Injunction on June 8, 2026, and ordered supplemental briefing, which was completed by the parties on June 18, 2026.
California Coastal Commission Matter
On September 27, 2024, the California Coastal Commission (the “Coastal Commission”) issued Notice of Violation No. V-9-24-0152 to Sable, which asserted that Sable’s safety valve installation work and certain maintenance and repair activities undertaken by Sable on Pipeline Segments 324 and 325 of the SYPS located in the California coastal zone (the “Coastal Zone”) constituted unpermitted development activities under the California Coastal Act (Cal. Pub. Res. Code Section 30000, et seq.) (the “Coastal Act”) and the County’s Local Coastal Program (“LCP”). Sable undertook the subject repair and maintenance work, including the safety valve installation work, based on its understanding that no new coastal development permit or other Coastal Act authorization was required, consistent with the County’s practice of authorizing repair work on Pipeline Segments 324 and 325 since they were first permitted and built over 30 years ago. Following good faith negotiations with Coastal Commission staff, on November 12, 2024, the Coastal Commission issued Executive Director Cease and Desist Order No. ED-24-CD-02 (the “Order”) requiring Sable to, among other requirements, prepare and submit an interim restoration plan and submit an application either to the Coastal Commission or the County to obtain a coastal development permit for the valve installation and other maintenance and repair work. In compliance with the Order, Sable prepared, submitted, and implemented the Interim Restoration Plan as approved by Coastal Commission staff. Sable separately submitted certain applications to the County related to some of the maintenance and repair work that was subject to Notice of Violation No. V-9-24-0152. The Order expired on February 10, 2025.
On February 11, 2025, the Coastal Commission issued Notice of Violation No. V-9-25-0013 to Sable, which asserted that certain maintenance and repair activities on the offshore pipeline segments of the SYPS in the Coastal

Exhibit 99.3
Zone constituted unpermitted development activities under the Coastal Act. Sable undertook the subject maintenance and repair activities based on its understanding that no new coastal development permit or other Coastal Act authorization was required for such work, consistent with similar work that previously had been performed along the offshore pipeline segments of the SYPS by prior operators.
On February 12, 2025, the County delivered a letter to Sable confirming that certain Pipeline Segments 324 and 325 anomaly maintenance and repair work referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 was “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement (EIR/EIS).” The letter states in part that “[t]he County previously exercised its authority under its Local Coastal Program and delegated Coastal Act authority in approving the permits and the requested anomaly repair work is within the scope of those approved permits.” Sable subsequently recommenced the repair and maintenance activities which were subject to Notice of Violation V-9-24-0152.
In addition, also on February 12, 2025, the County delivered a letter to the Coastal Commission. In this letter, the County responded to a request by the Coastal Commission to consent to a consolidated coastal development permit process for certain activities undertaken and planned by Sable on the SYPS. The County’s letter also stated that certain maintenance and repair work on the Pipeline Segments 324 and 325 that was referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 is “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement. Thus, no further application to or action by the County is required.”
On February 14, 2025, Sable submitted a written response to the Coastal Commission’s Notice of Violation V-9-24-0152 detailing that, consistent with the County’s letters, certain of the alleged unpermitted development subject to the Notice of Violation was previously approved and that no further coastal development permit is required.
On February 18, 2025, Sable filed a complaint against the Coastal Commission in the Superior Court of the State of California for the County of Santa Barbara (Case No. 25CV00974). In the complaint, Sable challenges the Coastal Commission’s prior Notices of Violations and Executive Director Cease and Desist Order as procedurally improper and asserts that the Coastal Commission lacks authority to prohibit work authorized by existing permits. Sable seeks a declaration that the Coastal Commission’s actions are unlawful, an injunction prohibiting further enforcement actions by the Coastal Commission, damages for the alleged taking of property rights, and attorneys’ fees and costs. The Coastal Commission proceeded to issue an Executive Director Cease and Desist Order to Sable on February 18, 2025, related to certain of Sable’s pipeline repair and maintenance activities and safety valve installation work.
On April 10, 2025, the Coastal Commission approved Cease and Desist Order CCC-25-CD-01, Restoration Order CCC-25-RO-01, and Administrative Penalty Order CCC-25-AP3-01, whereby the Coastal Commission ordered the Company to cease and desist from all ongoing development in the Coastal Zone under the Coastal Act “as part of the effort to restart the SYU oil production operations and bring the pipelines back into use,” apply for new Coastal Act authorization for all previously completed, ongoing, and future development in the Coastal Zone to the extent “part of the effort to restart the SYU oil production operations and bring the pipelines back into use,” and imposed an administrative penalty of approximately $18.0 million on the Company. The Company does not believe this penalty is lawful and has not recognized any accrued expense as of March 31, 2026. Sable is prepared to vigorously pursue all available legal remedies related to the orders, including the administrative penalty, imposed by the Coastal Commission.
On April 16, 2025, the Coastal Commission filed a request in the Santa Barbara County Superior Court for a temporary restraining order against the Company to restrain the Company from violating the Cease and Desist Order CCC-25-CD-01 and to halt repair and maintenance activities on the Santa Ynez Pipeline System within the Coastal Zone. The request was filed within the Company’s ongoing litigation against the Coastal Commission (Case No. 25CV00974). On April 17, 2025, the court denied the Coastal Commission’s request for a temporary restraining order and set the matter for further hearing on May 14, 2025, which date was later continued to May 28, 2025.

Exhibit 99.3
On April 22, 2025, counsel for the Coastal Commission filed a Petition for Stay, Writ of Supersedeas, or Other Appropriate Order, and Request for Temporary Stay with the Second Division California Court of Appeal (“Court of Appeal”), seeking a temporary stay of the Santa Barbara County Superior Court’s denial of the Coastal Commission’s request for a TRO and an order requiring Sable to comply with the cease and desist order. Sable filed an Opposition to the Coastal Commission’s Petition with the Court of Appeal on April 28, 2025. On May 15, 2025, the Court of Appeal denied the Coastal Commission’s request for a temporary stay.
On May 28, 2025, the Santa Barbara County Superior Court granted the Coastal Commission’s application for issuance of a preliminary injunction, enjoining Sable from conducting any further “development” in violation of Cease and Desist Order CCC-25-CD-01. On July 9, 2025, the court denied Sable’s motion to stay the Cease and Desist Order CCC-25-CD-01. On July 16, 2025, Sable filed a notice of appeal challenging the court’s issuance of preliminary injunction. On July 29, 2025, counsel for Sable filed a Petition for Writ of Mandate or Other Appropriate Relief with the Second Division California Court of Appeal, seeking a writ of mandate reversing the Santa Barbara County Superior Court’s denial of Sable’s motion to the stay Cease and Desist Order CCC-25-CD-01. On August 4, 2025, the Court of Appeal denied Sable’s Petition for Writ of Mandate. On October 6, 2025, Sable filed a motion to file an amended complaint which quantifies its monetary damages in excess of $347.0 million. On October 15, 2025, the Santa Barbara County Superior Court denied the Company’s request for the issuance of a writ of mandate on its first cause of action and set procedural motions related to Sable’s four additional causes of action for December 3, 2025. On November 5, 2025, Sable filed its opening brief in support of its appeal challenging the Superior Court’s issuance of the preliminary injunction with the Court of Appeal. Sable has also filed a Petition for Writ of Mandate or Other Appropriate Relief, seeking a writ of mandate reversing the Superior Court’s October 15, 2025 denial of Sable’s first cause of action. The Court of Appeal held a hearing on Sable’s appeal on May 14, 2026, and took the matter under submission. On June 17, 2026, the Court of Appeal affirmed the Superior Court’s issuance of the preliminary injunction.
On December 3, 2025, the Santa Barbara County Superior Court denied the Coastal Commission’s motion for judgment on the pleadings as to its first amended cross complaint, granted Sable’s motion to file the second amended complaint, and requested further briefing on Sable’s four remaining causes of action. On February 18, 2026, the Santa Barbara County Superior Court denied Sable’s Motion for Reconsideration of the Preliminary Injunction for lack of jurisdiction pending Sable’s appeal of the preliminary injunction to the Second Division California Court of Appeal. The Santa Barbara County Superior Court also denied Sable’s Motion for Reconsideration of Sable’s Writ of Mandate. On March 18, 2026, the Coastal Commission filed a Motion for Judgment on the Pleadings (“MJOP”). On April 22, 2026, Sable filed its opposition to the Coastal Commission’s MJOP. A hearing on the Coastal Commission’s MJOP was held on May 20, 2026. On April 22, 2026, Sable also filed a motion for leave to file a third amended complaint to include allegations relating to PHMSA’s jurisdiction and the DPA Order and for leave to file a first amended answer, for which arguments also were heard on May 20, 2026. On May 20, 2026, the Santa Barbara County Superior Court granted the Coastal Commission’s MJOP as to the Company’s second, third, fourth, and fifth causes of action, denied the Company’s motion for leave to file a third amended complaint, and granted the Company’s motion for leave to file a first amended answer. Trial is scheduled for February 17, 2027.
On December 23, 2025, the Coastal Commission’s Executive Director sent PHMSA a letter requesting to review the Company’s Restart Plan application materials pursuant to the Coastal Zone Management Act (“CZMA”), which PHMSA had approved on December 22, 2025. The letter also requested that PHMSA provide the Commission with the Company’s Emergency Special Permit application materials to allow for a similar review by the Commission under the CZMA. The letter asserts that PHMSA’s approval of the Company’s Restart Plan and the Emergency Special Permit should be considered stayed pending the Commission’s review. The letter also notified PHMSA that the Commission is reviewing PHMSA’s concurrence with the Company’s determination that Pipeline Segments 324 and 325 constitute part of an interstate pipeline facility under the PSA. On February 20, 2026, PHMSA responded to the Coastal Commission’s December 23 letter, advising the Commission that PHMSA’s records are available by submitting a request for information pursuant to the Freedom of Information Act, advising that some of the records may already be public owing to litigation that has been filed challenging the Restart Plan approval, and otherwise abstaining from comment owing to ongoing litigation.

Exhibit 99.3
On June 9, 2026, the Coastal Commission’s Executive Director issued a Notice of Intent to Commence Cease and Desist Order and Administrative Penalty Proceedings to the Company alleging that the Company is undertaking “unpermitted development” under the Coastal Act as amended by California Senate Bill 237. See “California Senate Bill 237” for additional information.
Zaca Preserve Matter
On October 3, 2024, plaintiff Zaca Preserve LLC filed a California state court complaint against Sable, its subsidiary PPC, Plains All American Pipeline LP, and Plains Pipeline LP. The case is captioned 24CV05483 and is pending in Santa Barbara County Superior Court, Anacapa Division. The plaintiff filed a First Amended Complaint on December 12, 2024, and served the complaint on Sable and PPC on December 18, 2024.
The plaintiff was a class member of the Grey Fox litigation that was settled effective September 17, 2024, and chose to opt out of the final settlement class. The plaintiff raises claims similar to the Grey Fox plaintiffs, namely that the pipeline easement on its property is no longer valid in light of the 2015 Refugio oil spill and the conduct of defendants. The plaintiff brings contract and tort claims and seeks declaratory and injunctive relief determining his easement terminated and prohibiting defendants from accessing or using his easement to resume pipeline operations. The plaintiff seeks compensatory, exemplary, and statutory damages, costs, attorneys’ fees, and interest, as well as declaratory and injunctive relief. By stipulation, Sable and PPC’s deadline to respond to the First Amended Complaint was March 4, 2025. Sable and PPC timely filed and served their Demurrer to the Plaintiff’s First Amended Complaint and Sable filed and served a Motion to Strike the First Amended Complaint. The Demurrer and Motion to Strike were heard November 12, 2025. The court sustained the Demurrer, without leave to amend as to Plaintiff’s causes of action for injunctive relief, negligent misrepresentation, negligence, UCL violation, permanent nuisance and threatened nuisance, and denied the Motion to Strike. Plaintiffs filed a Second Amended Complaint on December 12, 2025. Sable and PPC answered the Second Amended Complaint on February 11, 2026, and intend to defend the case vigorously. Plaintiff has filed a motion to supplement the complaint but not to change the underlying claims. A hearing on that motion and a case management conference are scheduled for August 5, 2026.
BSEE Matter
On June 27, 2024, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Debra Haaland, Secretary of the U.S. Department of the Interior; the Bureau of Safety and Environmental Enforcement (“BSEE”); and Bruce Hesson, BSEE Pacific Regional Director in the U.S. District Court for the Central District of California (Case No. 2:24-cv-05459). Sable intervened and vigorously contests the plaintiffs’ allegations. In the plaintiffs’ January 2025 first supplemental and amended complaint, the plaintiffs alleged that BSEE: violated the National Environmental Policy Act (“NEPA”), the Outer Continental Shelf Lands Act (“OCSLA”), and the Administrative Procedure Act (“APA”) in November 2023 by approving an extension to resume operations associated with the 16 oil and gas leases Sable holds in the SYU in federal waters offshore of California in the Santa Barbara Channel; and violated NEPA and the APA in September 2024 by approving applications for permits to modify for well reworking operations and by failing to conduct supplemental environmental analysis for oil and gas development and production in the SYU. The complaint asked for the court: to issue an order finding that BSEE violated NEPA, OCSLA and the APA; to vacate and remand the extension and the applications for permits to modify; to order BSEE to complete NEPA analysis by a date certain; to prohibit BSEE from authorizing further extensions, applications for permits to modify, or any other authorizations for resuming production until it complies with NEPA, OCSLA and the APA; and for an award of costs and attorneys’ fees. Sable believes that the government’s prior extensions to resume operations were both appropriate and authorized and independently that subsequent actions, including a May 28, 2025 Environmental Assessment (the “2025 Environmental Assessment”) relied on by BSEE and a May 29, 2025 decision by BSEE approving the extension, render plaintiffs’ corresponding claims moot. On September 24, 2025, the court denied cross-motions for summary judgment by all parties.
On November 7, 2025, the court approved a new scheduling order. On November 10, 2025, plaintiffs filed their second supplemental and amended complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BSEE; and Bobby Kurtz, BSEE Acting Pacific Regional Director. Plaintiffs added new claims to their existing complaint alleging that BSEE: violated NEPA and the APA in July 2025 by approving additional applications for permits to modify; and violated NEPA and the APA when issuing the May 29, 2025 decision

Exhibit 99.3
approving the extension based upon the 2025 Environmental Assessment. In addition to the relief plaintiffs already sought, the second supplemental and amended complaint also asks the court: to issue an order finding that BSEE violated NEPA and the APA when issuing the July 2025 applications for permits to modify; to vacate and remand the July 2025 applications for permits to modify, the 2025 Environmental Assessment and Finding of No Significant Impact, and BSEE May 29, 2025 decision approving the extension. On November 24, 2025, Sable filed its answer to the second supplemental and amended complaint. The federal government lodged an updated administrative record on December 19, 2025. On January 16, 2026, plaintiffs filed a motion to compel completion and supplementation of the administrative record, which the court granted on March 12, 2026, and BSEE subsequently produced additional documents. On May 28, 2026, the court issued a scheduling order setting a briefing schedule for the parties’ cross-motions for summary judgment with a hearing scheduled for February 12, 2027.
BOEM Matter
On April 2, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BOEM; and Douglas Boren, BOEM Pacific Regional Director, in the U.S. District Court for the Central District of California (Case No. 2:25-cv-02840). On May 12, 2025, plaintiffs filed an amended complaint in which plaintiffs challenge BOEM’s April 2025 decision determining that Sable is not required to revise the development and production plan for Platform Harmony in the SYU. The amended complaint asked for the court: to issue an order finding that BOEM’s decision was not in accordance with OCSLA and violated the APA; order BOEM to require revision of the development and production plan for Platform Harmony; prohibit BOEM from authorizing new oil and gas drilling activity at the SYU unless and until revision of the development and production plan is complete; and for an award of costs and attorneys’ fees. Sable intervened and vigorously contests the plaintiffs’ allegations. On September 10, 2025, the court denied Sable’s motion to dismiss based on plaintiffs’ failure to provide notice under OCSLA’s citizen suit provision. The parties filed cross-motions for summary judgment, and the federal government and Sable filed motions to strike extra-record materials cited in plaintiffs’ motion for summary judgment. On May 14, 2026, the court issued an order sua sponte dismissing plaintiffs’ amended complaint for lack of subject matter jurisdiction on standing grounds, and denied as moot all pending motions for summary judgment and motions to strike extra-record evidence. On June 4, 2026, plaintiffs filed a second amended complaint against the same defendants asking the court to declare that BOEM’s April 2025 decision that the development and production plan for Platform Harmony need not be revised is arbitrary, capricious, and not in accordance with OCSLA or its implementing regulations; order BOEM to review changes in available information and other onshore or offshore conditions affecting or impacted by development and production at the SYU or to require revision to or supplementation of the development and production plan by a date certain; and for an award of costs and attorneys’ fees. Plaintiffs’ second amended complaint also seeks alternative relief under the APA including declaratory relief, vacatur, and remand of BOEM’s decision to the agency for further analysis and issuance of a new decision by a date certain. The Company intends to vigorously defend against the claims in this second amended complaint.
Regional Water Quality Control Board and Department of Fish and Wildlife Matters
On December 13, 2024, the California Central Coast Regional Water Quality Control Board (“Regional Board”) issued three letters to the Company related to Pipeline Segments 324 and 325 of the SYPS: (i) a Notice of Violation for an alleged unauthorized discharge of waste to waters of the state at an ephemeral stream in Santa Barbara County; (ii) a Directive to obtain regulatory coverage for an alleged unauthorized discharge of waste to waters of the state at the same ephemeral stream identified in item (i); and (iii) a First Notice of Non-Compliance for an alleged failure to obtain coverage under the Regional Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties.
On December 17, 2024, the California Department of Fish and Wildlife (“CDFW”) issued a Notice of Potential Violation to Sable for alleged violations of the California Fish and Game Code at four separate sites within Santa Barbara County and San Luis Obispo County in California for alleged placement or fill of waste to waters.
On January 10, 2025, Sable submitted a written response to the Regional Board’s December 2024 letters. On January 13, 2025, Sable submitted a written response to CDFW’s December 2024 Notice of Potential Violation. On January 22, 2025, the Regional Board issued two additional letters to Sable related to Pipeline Segments 324 and

Exhibit 99.3
325: (i) a Second and Final Notice of Non-Compliance for an alleged failure to obtain coverage under the Regional Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties; and (ii) an order requiring Sable to submit a technical report associated with the discharge of earthen material to waters of the state.
On January 31, 2025, Sable submitted an application to the Regional Board for regulatory coverage for the alleged discharge of waste to waters of the state at the location identified in the Regional Board’s December 13, 2024, Notice of Violation, and coverage was approved and issued by the Regional Board on March 20, 2025. On February 18, 2025, Sable submitted an application to CDFW for the same site, that application was deemed complete in March 2025, and work at the site was approved to proceed in May 2025. On February 21, 2025, the Company submitted a written response to the Regional Board’s Second and Final Notice of Non-Compliance. On March 7, 2025, Sable submitted its initial responses to the Regional Board’s order requiring Sable to submit a technical report, and on April 15, 2025, the Company submitted a supplemental response, that Sable committed to provide in its March initial response.
Sable submitted after-the-fact permitting applications to the Regional Board and CDFW with respect to potential discharges at the four sites identified in CDFW’s December 2024 notice during the first two weeks of March 2025. The Regional Board provided responses and requests for additional information in April 2025, to which the Company provided supplemental information on April 25, 2025. These sites were fully permitted by the Regional Board in June 2025 and by CDFW as of September 2025.
On April 15, 2025, the Regional Board issued a second Notice of Violation to the Company for an alleged failure to provide a sufficient response to the Regional Board’s request for a technical report and continued allegations of unauthorized discharges. On that same day, the Company submitted to the Regional Board further responses and additional information in response to the Regional Board’s request for a technical report, in which the Company identified additional sites that may require after-the-fact permitting. On April 17, 2025, the Regional Board issued Resolution R3-2025-0024, which referred any assessment of civil liability, injunctive and declaratory relief against the Company for its alleged violations of the California Water Code to the California Attorney General via the California Superior Court. After the issuance of Resolution R3-2025-0024, the Company continued to work with the Regional Board and CDFW to identify locations and submit additional after-the-fact permit applications. On July 24, 2025, the Regional Board issued a third Notice of Violation, requiring the Company to provide additional information in order to satisfy the request for a technical report, to which the Company timely responded on August 13, 2025 with all requested information. As a result of this process, nine additional sites were identified. As of January 29, 2026, the Regional Board has issued permits for the nine additional locations (for a total of 14 locations) identified by the Regional Board, CDFW, and the Company. CDFW issued the final Streambed Alteration Agreement for the nine locations on June 18, 2026. As such, all locations all permitted. Based on the information provided by Sable in response to the Notices of Non-Compliance associated with the Regional Board’s General Permit for Construction Stormwater Discharges, the Regional Board is not further requiring Sable to obtain coverage under that permit for the work performed.
On September 16, 2025, the Santa Barbara County District Attorney’s office filed a criminal Complaint against the Company in Santa Barbara County Superior Court, with 21 Counts being pursued (sixteen (16) misdemeanors and five (5) felonies) for alleged violation of the California Fish & Game Code and Water Code and based on the same underlying activities that were the focus of the Regional Board and CDFW actions. The Complaint references some of the 14 locations where the Company has already sought after-the-fact permitting from the Regional Board and CDFW, but also includes other locations where neither the Regional Board nor the CDFW are requiring any further action or permitting. The Company has retained counsel for defense. On October 3, 2025, the Regional Board filed a civil action in Santa Barbara County Superior Court alleging that the Company failed to secure permits at the 14 locations prior to undertaking the work, though the Complaint also notes the Company’s after-the-fact permitting efforts. The Complaint also alleges failure to comply with the request for a technical report. The Regional Board is seeking civil penalties and potentially limited injunctive relief. The Company filed its response to the Complaint on November 25, 2025. The parties attended an initial mediation session on April 8, 2026, and a second mediation session on May 13, 2026. A case management conference is scheduled for August 14, 2026.

Exhibit 99.3
County Permit Transfer Matter
In October 2024, the County of Santa Barbara’s Planning Commission approved the transfer of the Final Development Permits for the SYU, POPCO Facilities and Pipeline Segments 324 and 325 from Exxon and certain of its subsidiaries to the Company and its subsidiaries, PPC and POPCO, pursuant to Santa Barbara County Code Chapter 25B. That approval was appealed by various environmental advocacy groups to the Santa Barbara County Board of Supervisors. On February 25, 2025, the Board of Supervisors heard the appeals but, despite a County staff recommendation to reject the appeals, did not decide them, splitting 2-2 in a tie vote. As the appeals did not reverse the Planning Commission’s decision, the Company thereafter sought the permit transfers from the County, but it was unsuccessful.
On May 8, 2025, the Company, its subsidiaries, PPC and POPCO, and Exxon and certain of its subsidiaries filed suit against the County of Santa Barbara and Board of Supervisors seeking a writ of mandamus directing Santa Barbara County to issue updated Final Development Permits reflecting the Sable plaintiffs as holders thereof, for declaratory relief finding that the County’s Chapter 25B ordinances violate the United States and California Constitutions, and for damages. Several environmental advocacy groups intervened in the litigation. On September 12, 2025, after a hearing, the court issued an order of mandate requiring that “within 60 days of service of the writ of mandate on the Board, hold a de novo public hearing to affirm, reverse, or modify the Planning Commission’s decision regarding Petitioners/Plaintiffs’ Final Development Permit applications in this action in compliance with Santa Barbara County Code Chapter 25B-8, 9, and 10. If the Board is unable to reach a vote that affirms, reverses, or modifies the Planning Commission’s decision, the Board shall hold another de novo public hearing within 45 days, and if unable again, every 45 days thereafter.” The litigation was stayed pending the final action at the Board of Supervisors’ re-hearing. The County set a hearing in this matter pursuant to the writ of mandate for November 4, 2025. At that hearing, the Board voted to continue the hearing until December 16, 2025, and directed County staff to prepare findings that would grant the appeals and deny the transfer of the permits to Sable for consideration at that hearing. At the December 16 hearing, the Board adopted the findings to grant the appeals and deny the transfer of the permits.
On March 16, 2026, Petitioners filed an amended petition for writ of mandate and complaint for declaratory relief and damages. On April 29, 2026 Respondents filed a Motion to Dismiss Complaint in Part, which is set for hearing on July 10, 2026. On April 30, 2026, certain intervenors also filed a motion to dismiss one of the causes of action in the Petitioners’ amended petition. The intervenors’ motion is also set for hearing on July 10, 2026. Sable continues to pursue the case vigorously.
Johnson Class Action / Kelly and Vora Derivative Claims
On July 28, 2025, shareholder Tracy Johnson filed a putative class action complaint against the Company in the U.S. District Court for the Central District of California, captioned Johnson v. Sable Offshore Corp., et al., Case No. 2:25-cv-06869 (C.D. Cal) (the “Johnson Action”). The complaint alleged violations of Sections 10(b) and 20(a) of the Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, on behalf of a putative class of investors who purchased or acquired Sable’s publicly traded securities between May 19, 2025 and June 3, 2025, when the Company engaged in a public offering, and/or pursuant and/or traceable to the offering. The complaint named as defendants the Company, certain of its officers, and the underwriters in the offering.
On October 27, 2025, the Court appointed a lead plaintiff. On November 10, 2025, the lead plaintiff filed an amended complaint purportedly on behalf of persons or entities who purchased or otherwise acquired publicly traded Sable securities between May 19, 2025 and November 4, 2025. The amended complaint dropped the claims under the Securities Act of 1933 and dropped the underwriters as defendants. On November 24, 2025, Defendants moved to dismiss the amended complaint. On December 8, 2025, the lead plaintiff filed a second amended complaint. The second amended complaint alleges, among other things, that the Company and certain of its officers made false and misleading statements or failed to disclose certain information regarding the Company’s business activities at the SYU. The plaintiff seeks damages, costs, expenses, expert and attorneys’ fees, and other unspecified relief. On January 5, 2026, Defendants moved to dismiss the second amended complaint. Plaintiff filed an opposition on January 12, 2026. Defendants’ reply was filed on January 26, 2026, and the motion to dismiss was

Exhibit 99.3
heard on February 23, 2026. The motion remains under consideration by the Court. The Company intends to vigorously defend against the claims in this lawsuit.
On August 21, 2025, shareholder Bryce Kelly filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Kelly v. Flores, et al., Case No. 2:25-cv-07848 (C.D. Cal.) (the “Kelly Action”). The complaint names as defendants the members of the Board of Directors of the Company, certain officers of the Company, and the underwriters of the Company’s May 2025 public offering. The complaint alleges claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, waste of corporate assets, contribution under Section 10(b) and 21D of the Exchange Act of 1934, and contribution under Section 11(f) of the Securities Act of 1933, based on similar factual allegations to those at issue in the Johnson Action. On December 12, 2025, the Kelly Action was ordered stayed pending a ruling on the motion to dismiss filed in the Johnson Action.
On December 17, 2025, shareholder Udit Vora filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Vora v. Flores, et al., Case No. 2:25-cv-11944 (C.D. Cal.) (the “Vora Action”). The complaint names as defendants the members of the Board of Directors of the Company and certain officers of the Company. The complaint alleges claims for breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934, based on similar factual allegations to those at issue in the Johnson Action. On February 27, 2026, the Vora Action was ordered stayed pending a ruling on the motion to dismiss filed in the Johnson Action.
CalGEM
On May 9, 2025, the California Department of Conservation’s Geologic Energy Management Division (“CalGEM”) issued a letter to the Company asserting that the Company’s facility in LFC (the “Las Flores Canyon Facility”) is a “production facility” under the California Public Resources Code and therefore subject to various statutory requirements applicable to such facilities. In that letter, CalGEM demanded that the Company post a bond of approximately $31.9 million, submit certain oil spill contingency response and management plans for CalGEM’s review, and indicating that the failure to timely respond could result in civil penalties of up to $50,000 per day/per violation. On January 27, 2026, CalGEM issued a letter to the Company revising the bond amount to approximately $57.3 million based on CalGEM’s material increases to the estimates for labor, equipment, transportation, engineering, and handling costs associated with decommissioning and remediation after an additional on-site inspection by CalGEM. Sable disputes that CalGEM possesses jurisdiction to impose those requirements. On February 17, 2026, Sable filed a lawsuit against CalGEM, the State Oil and Gas Supervisor, the California Department of Conservation, and its Director, seeking a writ of mandate against these agencies and officers prohibiting them from enforcing those provisions of the California Public Resources Code applicable to oil and gas production facilities against Sable, as well as a declaratory judgment that Sable’s Las Flores Canyon Facility is not a “production facility” under California Public Resources Code section 3010. Separately, Sable and CalGEM are in disagreement over CalGEM’s authority to inspect the Las Flores Canyon Facility, with Sable repeatedly expressing a willingness to permit an inspection within the procedural mechanisms established in the Civil Discovery Act in light of the ongoing litigation. On April 15, 2026, the Attorney General’s Office filed a demurrer to Sable’s petition for writ of mandate and complaint. On April 22, 2026, CalGEM asserted that Sable’s request that CalGEM comply with the Civil Discovery Act constituted a denial of access to the facility and threatened to pursue enforcement action separate from the ongoing litigation. Thereafter, on May 15, 2026, the Attorney General's Office filed a special motion to strike (an anti-SLAPP motion) challenging Sable’s petition for writ of mandate and complaint on the basis that that CalGEM’s demand to Sable to post the $57.3 million dollar bond was protected speech, and Sable could not file a lawsuit challenging CalGEM’s jurisdiction on this basis. Both the demurrer and anti-SLAPP motions are set for hearing on July 31, 2026. Sable intends to vigorously oppose both motions and maintains that its lawsuit against CalGEM is both appropriate and meritorious.

Exhibit 99.3
California Senate Bill 237
On September 13, 2025, the California Legislature passed Senate Bill 237 (“SB 237”). On September 19, 2025, Governor Gavin Newsom signed SB 237 into law. SB 237 became effective January 1, 2026. SB 237 added Section 51014.1 to the California Government Code, which requires that an “existing oil pipeline … that has been idle, inactive, or out of service for five years or more, shall not be restarted without passing a spike hydrostatic testing program.” SB 237 also amends Section 30262 of the California Coastal Act to provide that the “[r]epair, reactivation, [] maintenance,” or “[d]evelopment associated with the repair, reactivation or maintenance of an oil pipeline that has been idled, inactive or out of service for five years or more” must obtain a “new coastal development permit.”
On September 29, 2025, PPC filed a Complaint for Declaratory Relief against the State of California in Kern County Superior Court seeking a declaratory judgment that the SYPS is not subject to SB 237 because the SYPS is not “idle, inactive, or out of service,” and because the Legislature did not give SB 237 retroactive effect. On January 21, 2026, the Company filed its First Amended Complaint adding a claim that the application of SB 237 to the SYPS is preempted by federal law. On February 20, 2026, the State of California removed the case to the U.S. District Court for the Eastern District of California.
On February 18, 2026, the Coastal Commission’s Executive Director sent a letter to the Company asserting that “in order for Sable to reactivate” SYPS Pipeline Segments 324 and 325, Sable must “at a minimum, apply for and receive a [coastal development permit] from the [Coastal] Commission” pursuant to Section 30262 of the Coastal Act, as amended by SB 237. On March 1, 2026, the Company responded to the Commission’s Executive Director and confirmed that the “legal issues raised in [the Director’s] letter are being actively litigated.” On March 19, 2026, the Coastal Commission’s Executive Director sent a further letter to the Company asserting that, among other things, “any reactivation” of Pipeline Segments 324 and 325 “is unpermitted development” pursuant to SB 237 and “would be grounds for further enforcement action by the [Coastal] Commission.” On March 20, 2026, the Company responded to the Commission’s Executive Director and reconfirmed that “the legal issues pertaining to SB 237 … are the subject of litigation.”
The State filed its Motion to Dismiss in the SB 237 litigation discussed above on March 30, 2026. PPC filed its opposition to the State’s Motion to Dismiss on April 13, 2026. That motion is pending. PPC filed a Motion for Leave to File Second Amended Complaint on April 10, 2026, which, among other things, requested to add the Coastal Commission as a defendant in this litigation. PPC’s Motion is also pending. Sable intends to continue to vigorously prosecute the action.
On June 9, 2026, the Coastal Commission’s Executive Director issued a Notice of Intent to Commence Cease and Desist Order and Administrative Penalty Proceedings to the Company alleging that the Company is undertaking “unpermitted development in the form of reactivation of the Las Flores Pipelines, CA-324 and CA-325, after more than five years of those pipelines being idled, inactive, and out of service.” The Notice states that the Executive Director will commence proceedings for the Coastal Commission to issue a Cease and Desist Order and impose an Administrative Penalty on the Company, which “would include a direction to cease and desist from the active use of the portions of the Las Flores Pipelines, CA-324 and CA-325 … that lie within the Coastal Zone for the transport of oil until a Coastal Development Permit [] authorizing reactivation of the Pipelines is secured.” On June 12, 2026, the Company responded to the Notice and stated that “the issues [] raised [in the Notice] implicate fundamental legal questions that are currently the subject of active litigation involving the State of California.” As such, the Company requested that “the Notice be withdrawn or held in abeyance under the court rules on the pending motion to add the Coastal Commission as a defendant,” in which case “the matters raised in the Notice will already be before the court and may be appropriately resolved in that forum.”
Government Requests
On December 2, 2025, the Company received subpoenas from the United States Attorney’s Office for the Southern District of New York (“SDNY”) and SEC requesting documents (the “Government Requests”). The document requests relate to issues raised in an October 31, 2025 report published by Hunterbrook Media (the “Hunterbrook

Exhibit 99.3
Report”) and the trading of Company securities, as well as related issues. The Company is providing documents and cooperating with the Government Requests.
State Parks Matters
On March 13, 2026, Sable and PPC filed suit against the California Department of Parks and Recreation (“State Parks”) in U.S. District Court, Central District of California, captioned Sable Offshore Corp., et al. v. Quintero, Case No. 2:26-cv-02739. Sable is seeking declaratory judgment that (i) State Parks is preempted by federal law from attempting to regulate or otherwise interfere with the operation of the SYPS, including by attaching regulatory requirements as conditions to easement rights or rights-of-way in Gaviota State Park, and (ii) the Defense Production Act Order bars any legal or equitable action by State Parks seeking to prevent Sable from complying with the terms of the DPA Order. State Parks moved to dismiss the case on May 26, 2026. That motion is set for hearing on June 29, 2026.
Separately, on March 17, 2026, State Parks filed a Complaint for Injunctive Relief in Superior Court of California (Santa Barbara County) alleging that, by transporting oil through the portions of the SYPS in Gaviota State Park, Sable and PPC are trespassing on State Parks’ property. State Parks seeks an order (i) enjoining Sable and PPC from transporting oil through Gaviota State Park and (ii) directing Sable and PPC to remove that portion of SYPS Pipeline Segments 325 that runs under and through Gaviota State Park. State Parks also seeks declaratory relief as to its property rights within Gaviota State Park. On March 19, 2026, Sable filed notice of removal to federal court. The matter is now being heard in the U.S. District Court, Central District of California, caption California Department of Parks and Recreation v. Sable Offshore Corp., et al., Case No. 2:26-cv-02946. On March 27, 2026, State Parks filed a motion for Preliminary Injunction. The Court denied the motion for preliminary injunction on May 28, 2026. Sable answered this complaint on May 18, 2026. Separately, the Department of Justice on behalf of the United States of America moved to intervene as a defendant; the court granted this motion on June 3, 2026, and the United States filed its answer on June 10, 2026.
Office of State Fire Marshal Matters
On December 17, 2024, the California Office of the State Fire Marshal (“OSFM”) approved Sable’s implementation of enhanced pipeline integrity standards for Pipeline Segments 324 and 325 by granting state waivers of certain regulatory requirements (“State Waivers”) related to cathodic protection and seam weld corrosion for the Pipeline Segments 324 and 325.
On February 11, 2025, the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) notified the OSFM that PHMSA did not object to OSFM’s granting of the State Waivers.
Two lawsuits were filed against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) challenging OSFM’s issuance of the State Waivers. On April 15, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief alleging that OSFM violated federal and state pipeline safety laws and the California Environmental Quality Act (“CEQA”) in issuing the State Waivers. The Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Sierra Club, and Santa Barbara Channelkeeper also filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) alleging similar claims. Both groups of Petitioners seek a court order declaring the State Waivers void and directing OSFM to vacate and set aside the State Waivers until OSFM complies with its obligations under federal and state pipeline safety laws and CEQA.
A hearing was held on July 18, 2025, and on July 29, 2025, the court entered an order granting petitioners’ application for issuance of preliminary injunction in part, ruling that, absent further order of the court, Sable may resume petroleum transportation through Pipeline Segments 324 and 325 ten court days after Sable files notice that Sable has received all necessary approvals and permits for such resumption. The court clarified that Sable is not prevented from taking steps toward resuming petroleum transportation through Pipeline Segments 324 and 325, and that OSFM is not prevented from taking steps it finds appropriate in its regulatory capacity with respect to Sable’s Restart Plans as contemplated by the federal Consent Decree.

Exhibit 99.3
On January 5, 2026, the Company filed a Motion for Reconsideration of the Preliminary Injunction in the State Waivers litigation. The Motion requested that the preliminary injunction be rescinded as moot given PHMSA’s determination and exercise of regulatory oversight for Pipeline Segments 324 and 325. On February 26, 2026, the Company notified OSFM that, effective immediately, it had “relinquishe[d], surrender[ed] and abandon[ed] the State Waivers” given PHMSA’s determination and exercise of regulatory oversight for Pipeline Segments 324 and 325. On February 27, 2026, the Santa Barbara County Superior Court denied the Company’s Motion for Reconsideration of the Preliminary Injunction. On March 16, 2026, Sable and PPC filed ex parte Notice of the Defense Production Act Order and Request for Immediate Recission of the Preliminary Injunction. On the same day, Plaintiffs filed ex parte Application for Enforcement of Preliminary Injunction and for an Order to Show Cause why Real Parties should not be found in contempt of Court. On March 17, 2026, the Court continued the hearing to April 17, 2026. On April 17, 2026, the Santa Barbara County Superior Court denied the Company’s Motion for Reconsideration of the Preliminary Injunction and continued the hearing on Plaintiffs’ Motion for an Order to Show Cause to May 22, 2026.
On May 14, 2026, the Company and non-party the United States removed this matter to federal court under federal officer jurisdiction removal. The federal matter is captioned Center for Biological Diversity et a. v. California Department of Forestry and Fire Protection et al., Case No. 2:26-cv-05242-SVW-SSC (C.D. Cal. May 14, 2026). Both Petitioners and the State of California have moved to remand; that motion was heard for argument on June 8, 2026, and is pending. Separately, Sable has moved for reconsideration of the preliminary injunction. That motion is set for hearing June 29, 2026. Sable and PPC intend to continue to defend these cases vigorously.
PHMSA Matters
On October 22, 2025, OSFM sent a letter to Sable alleging deficiencies in the Company’s compliance with the State Waivers. Sable strongly disagrees with the allegations, which are inconsistent with the plain language and numerous discussions with OSFM experts confirming that Sable was in compliance with the State Waivers. Sable provided its initial response to the OSFM on October 23, 2025, setting forth the Company’s objections to OSFM’s new interpretation of the State Waiver conditions.
On November 26, 2025, the Company notified PHMSA of its determination that the SYPS, including Pipeline Segments 324 and 325, constitutes an interstate pipeline facility under the Pipeline Safety Act (“PSA”), and requested that PHMSA exercise regulatory oversight over the SYPS and transition oversight from OSFM. On December 17, 2025, PHMSA issued a letter to the Company concurring in its determination that the SYPS is an interstate pipeline under the PSA, and informed the Company that “PHMSA is notifying OSFM that [Pipeline Segments 324 and 325 are] subject to the regulatory oversight of PHMSA.” On December 22, 2025, PHMSA notified the Company that PHMSA had approved the Company’s Restart Plan for Pipeline Segments 324 and 325 after reviewing extensive documentation provided by Sable to PHMSA and conducting a multi-day field inspection. On December 23, 2025, PHMSA issued an Emergency Special Permit to the Company related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325.
On December 24, 2025, in the U.S. Court of Appeals for the Ninth Circuit, the Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Santa Barbara Channelkeeper, the Center for Biological Diversity, and the Wishtoyo Foundation (as Petitioners) filed a Petition for Review and Emergency Motion to Stay with respect to PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit (Case No. 25-8059) (the “PHMSA Litigation”). The Petitioners named the U.S. Department of Transportation and PHMSA and their respective heads as Respondents. On December 25, 2025, the Company and PPC filed an Emergency Motion for Leave to Intervene in the PHMSA Litigation. Both the U.S. government entities and the Company parties opposed the stay request. On December 31, 2025, the Ninth Circuit Court of Appeals granted the Company’s Motion for Leave to Intervene and denied the Petitioners’ Motion to Stay PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit. The Court also granted expedited review of the Petition.
On January 22, 2026, the Company submitted an application for a longer-term Special Permit from PHMSA related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325. By letter dated February 13, 2026 to PHMSA, the Company committed to continued compliance with the conditions of the Emergency Special

Exhibit 99.3
Permit until PHMSA made a determination on the Company’s application for Special Permit. The Emergency Special Permit expired on February 21, 2026. On June 25, 2026, PHMSA issued a ten-year Special Permit to the Company related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325.
On January 23, 2026, a second petition was filed in the U.S. Court of Appeals for the Ninth Circuit by the State of California, also against the U.S. Department of Transportation; Sean Duffy, in his official capacity as Secretary of the U.S. Department of Transportation; Pipeline and Hazardous Materials Safety Administration (PHMSA); and Paul Roberti, in his official capacity as Administrator of PHMSA. The second petition, filed by the State of California, Attorney General and OSFM, challenges the Emergency Special Permit, but also challenges PHMSA’s assertion of jurisdiction over the SYPS. The two petitions have been consolidated and hearing has been set for July 7, 2026. Sable intends to defend the cases vigorously.
Consent Decree Matters
On March 16, 2026, OSFM and State Parks (“California Plaintiffs”) filed an ex parte Emergency Motion to Enforce Consent Decree in United States, et al. v. Plains All American Pipeline, L.P., et al., Case No. 2:20-cv-02415(C.D. Cal) in U.S. District Court seeking an order enforcing the Consent Decree and ordering Sable not to restart or continue operating Pipeline Segments 324 and 325 of the SYPS. The Department of Justice (“DOJ”), on behalf of the United States of America (the “United States”), filed its opposition to California Plaintiffs’ Ex Parte Motion on March 18, 2026. On March 23, 2026, the Court denied the California Plaintiffs’ Ex Parte Motion, finding “no evidence to support a showing of irreparable prejudice” to California Plaintiffs’ cause if required to seek relief through a regularly noticed motion. On March 30, 2026, the DOJ, on behalf of the United States, filed a Motion to Terminate or Modify the Consent Decree. On April 1, 2026, Defendants Plains All American Pipeline L.P. and Plains Pipeline L.P. filed Joinder to the United States’ Motion to Terminate or Modify the Consent Decree. On the same day, Sable and PPC, as nonparties to the cases, filed a Memorandum in Support of the United States’ motion, and on April 27, 2026, filed a combined brief in opposition to California’s Motion to Enforce and reply brief in support of the United States’ Motion to Terminate or Modify the Consent Decree. A hearing was held on California Plaintiffs’ Motion to Enforce Consent Decree and the United States’ Motion to Terminate the Consent Decree on June 8, 2026, and the Court ordered supplemental briefing, which was completed by the parties on June 18, 2026.